VCORPORATION
Suite 618 - 688 West Hastings Street Vancouver, British Columbia, V6B 1P1
Telephone: (604) 659-9188
Facsimile: (604) 659-9178

July 16, 2003

Meridian Co., Ltd.
4F, Heungseong Bldg., 197-3
Jamsilbon-Dong, Songpa-Gu
Seoul, Korea

Dear Sirs/Mesdames:

RE: MERIDIAN CO., LTD. REGISTRATION STATEMENT ON FORM S-8

We have acted as Canadian counsel to Meridan Co., Ltd. (the "Company") in connection with the issue by the Company of 1,968,901 shares of common stock of the Company (the "Shares") to be issued pursuant to three separate consulting agreements with Mr. Seok Woo Lee, Ms. Hye Kyung Choi, and Ms. Hye Kyong Jo (the "Agreements") all of which are attached as exhibits to the Form S-8 Registration Statement provided.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Memorandum and Articles of the Company and resolutions of the directors of the Company with respect to the matters referred to herein. We have also examined such certificates of public officials, officers of the Company, corporate records and other documents as we have deemed necessary as a basis for the opinion expressed below. In our examination of such documents, we have assumed the authenticity of all documents submitted to us as certified copies or facsimiles thereof. We have also relied upon the resolutions of the board of directors of the Company as to the adequacy of the consideration received by the Company for the issue of the Shares.

Based upon the foregoing, and assuming that the Shares will be issued as set forth in the Agreements, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according to the Form S-8 Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

Consent is hereby given to the use of our name in the Registration Statement and to the filing, as an exhibit to the Form S-8 Registration Statement, of this opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

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/s/  Venture  Law  Corporation
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Karlsson______________
BARRISTER & SOLICITORS

November 23, 2004, 2004

Meridian Co., Ltd.
4F, Heungseong Bldg., 197-3
Jamsilbon-Dong, Songpa-Gu
Seoul, Korea

Dear Sirs/Mesdames:

RE: MERIDIAN CO., LTD. REGISTRATION STATEMENT ON FORM S-8

We have acted as Canadian counsel to Meridan Co., Ltd. (the "Company") in connection with the issue by the Company of 3,300,000 shares of common stock of the Company (the "Shares") to be issued pursuant to seven separate consulting agreements with Mr. Scott Yonggi Lee and Ms. Anna Brazier, Mr. Edward Fitzpatrick, Mr. Craig Auringer, Mr. Woo Kyung Seo, Mr. Paul Medwedrich, and Ms. Carla Leone (the "Agreements") all of which are attached as exhibits to the Form S-8 Registration Statement provided.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Memorandum and Articles of the Company and resolutions of the directors of the Company with respect to the matters referred to herein. We have also examined such certificates of public officials, officers of the Company, corporate records and other documents, as we have deemed necessary as a basis for the opinion expressed below. In our examination of such documents, we have assumed the authenticity of all documents submitted to us as certified copies or facsimiles thereof. We have also relied upon the resolutions of the board of directors of the Company as to the adequacy of the consideration received by the Company for the issue of the Shares.

Based upon the foregoing, and assuming that the Shares will be issued as set forth in the Agreements, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according to the Form S-8 Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

Consent is hereby given to the use of our name in the Registration Statement and to the filing, as an exhibit to the Form S-8 Registration Statement, of this opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

K a r l s s o n




/s/  John C. Karlsson
------------------------------

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